SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                   May 7, 1998
                                (Date of Report)

                                  SofTech, Inc.
             (Exact name of registrant as specified in its charter)

      Massachusetts                  0-10665                    #04-2453033
(State or other jurisdic-          (Commission                 (IRS Employer
tion of Incorporation or          file number)            Identification Number)
      organization


3260 Eagle Park Drive, N.E., Grand Rapids, MI                      49505
 (Address of principal executive offices)                       (Zip Code)

                                 (616) 957-2330
              (Registrant's telephone number, including area code)



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Item 2. Acquisition of assets.

     On May 7, 1998, SofTech, Inc. (the "Company" or "SofTech") completed the acquisition of certain assets and assumed certain liabilities of the Adra Systems, Inc., a Delaware corporation, and all of the capital stock of Adra Systems, GmbH (collectively "ADRA"). ADRA is a wholly-owned subsidiary of MatrixOne, Inc., a privately held Delaware corporation with headquarters in Massachusetts.

     ADRA is a technology company that was formed in 1983. Its products are primarily related to the two dimensional computer aided design ("2D CAD") marketplace. ADRA markets its products through a combination of a direct salesforce and independent distributors in North America, Europe and Asia. Approximately 20,000 seats of ADRA software technology have been sold since inception with approximately 10,000 seats sold over the last five years. Its products are utilized by the largest manufacturers in the world for creating very complex designs and assemblies.

     SofTech acquired all of the material assets of the ADRA operation. In the acquisition, SofTech acquired assets with a net book value of approximately $5.0 million (unaudited) and a defined list of liabilities with a net book value of approximately $4.5 million (unaudited). The assets acquired were primarily composed of accounts receivable and fixed assets including office furniture and computer equipment. The Company also acquired all intellectual property rights, as defined in the Asset Purchase Agreement, used in the ADRA operations. The Company intends to continue to utilize such physical assets acquired in the business.

     The purchase price for the acquired assets was $11.4 million of which $7.0 million was paid at the closing and $4.4 million is due within 60 days. In addition, contingent cash payments of up to $2.2 million could be due if certain license revenue goals are attained over the twelve month period immediately following the transaction. The source of the funds for the initial cash payment of $7.0 million came from a $5.0 million subordinated debt facility with Greenleaf Capital, Inc. ("Greenleaf"). Greenleaf also provided a $2.5 million bridge loan that will be repaid immediately upon completion of the senior debt facility. The Company is currently working to complete its senior debt facility that will allow it to pay off the $2.5 million bridge loan and the $4.4 million deferred payment due MatrixOne. This acquisition will be accounted for under the purchase accounting methodology.

     The $5.0 million subordinated debt facility carries an interest rate of 10.5%, payable monthly, is due on December 31, 2002, and carries a 1% commitment fee due immediately. In addition, the facility provides Greenleaf with warrants to purchase up to a maximum of 300,000 shares of SofTech stock at an exercise price of $8.00 per share through December 31, 2002. The number of warrants earned by Greenleaf is a function of the amount owed under the debt facility at various dates in the future. The following table outlines those dates and amounts:

                                                                  Cumulative
                Date                   Borrowing                # of Warrants
                ----                   ---------                -------------

          December 31, 2000           $2.0 million                 120,000
          December 31, 2000            3.0 million                 180,000
          December 31, 2001            4.0 million                 240,000
          December 31, 2002            5.0 million                 300,000

The bridge loan carries an interest rate of 12%, payable monthly, and a commitment fee of 1%.

William D. Johnston, a director of SofTech since September 1996, is the President of Greenleaf. Management sought and received non-binding commitments from several sources for the subordinated debt facility and the bridge loan that were ultimately provided by Greenleaf. Management recommended and the Board of Directors, other than Mr. Johnston who abstained from such vote, unanimously approved the transaction with Greenleaf.

Item 7. Financial Statements and Exhibits

     (a) It is impracticable to provide, at this time, the required audited financial statements for ADRA. These financial statements will be provided within sixty days of May 22, 1998.

     (b) It is impracticable to provide, at this time, the required pro forma financial statements for the acquisition described above. These pro forma financial statements will be provided within sixty days of May 22, 1998.

     (c) Exhibit filed as part of this report:

          2.1 Asset Purchase Agreement dated May 7, 1998 by and among SofTech, Inc., Adra Systems, Inc., Adra Systems, GmbH, and MatrixOne, Inc.

List of Omitted Schedules and Exhibits to the Asset Purchase Agreement

     Pursuant to Item 601 (b) (2) of Regulation S-K, SofTech, Inc. agrees to furnish supplementally a copy of any omitted schedules and Exhibits to the Securities and Exchange Commission upon request.


                               Index of Schedules


Schedule 1.1        Subject Assets
Schedule 1.1(a)     Excluded Assets
Schedule 1.2        Obligations Assumed by Buyer per March 28, 1998 Balance
                    Sheet
Schedule 2.3        Subsidiaries
Schedule 2.5        Agreements Which Sale Would Breach
Schedule 2.6(b)     Leased Properties
Schedule 2.6(c)     Fixed Assets
Schedule 2.7        Financial Statements for FY98
Schedule 2.8(b)     Tax Returns
Schedule 2.9(a)     Accounts Receivable
Schedule 2.9(b)     Allowance for Doubtful Accounts
Schedule 2.11       Contracts and Licenses
Schedule 2.12       Litigation
Schedule 2.15       Corporate Records
Schedule 2.16       Employee Benefit Plans
Schedule 2.18(a)    Directors and Officers
Schedule 2.18(b)    ADRA Suppliers: Aggregate Payments Greater than $10,000
Schedule 2.20 (a)   Current Employees
Schedule 2.20(b)    Terminated Employees
Schedule 2.21(a)    Revenue by Customer Greater than $10,000 for Each of Fiscal
                    Years Ended June 30, 1996 and 1997 and for the Nine Months
                    Ended March 31, 1998
Schedule 2.21(b)    Installed Base
Schedule 2.22       Proprietary Rights

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        SofTech, Inc.
                                        (Registrant)

                                        By /s/ Joseph P. Mullaney
                                               Joseph P. Mullaney
                                               Vice President and CFO

                                                                  Execution Copy

                            ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement (the "Agreement") dated as of May 7, 1998 by and among SofTech, Inc., a Massachusetts corporation (the "Buyer" or "SofTech"), Adra Systems, Inc., a Delaware corporation, Adra Systems, GmbH, ("Adra GmbH") a wholly-owned subsidiary of MatrixOne, Inc. (collectively the "Seller" or "ADRA") and MatrixOne, Inc., a Delaware corporation which owns all of the outstanding stock of ADRA (the "Parent").

                                   WITNESSETH

     WHEREAS, subject to the terms and conditions hereof, Seller desires to sell substantially all of the properties and assets of ADRA and all of the outstanding shares of capital stock of Adra GmbH, and Parent has authorized Seller to effect such sale; and

     WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said properties and assets of Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller specified herein;

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

                                    Section 1

                           PURCHASE AND SALE OF ASSETS

1.1 Sale of Assets. Subject to the provisions of this Agreement, on the date this Agreement is signed (the "Closing"), at such time and place as shall be determined by mutual agreement of the parties, Seller agrees to sell and Buyer agrees to purchase, all of the Seller's right, title and interest in and to the properties and assets used primarily in the business of ADRA (collectively, the "Business") of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, all assets shown or reflected on the Base Balance Sheet (as defined in Section 2.7 hereof) and listed on Schedule 1.1 (except for those disposed of or converted into cash after the date of such Balance Sheet, in each case in the ordinary course of business), the capital stock of Adra GmbH, and all of the Proprietary Rights (as defined in Section 2.22 below); provided, however, that the following property shall be excluded from such purchase and sale:

     (a) Seller's corporate seals, corporate franchise, organizing or governing documents, By-laws, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization (collectively, the "Corporate Records");

     (b) All refunds of any Taxes for which Seller, Parent or Adra GmbH is liable; Seller's tax and accounting records; provided, however, that Seller shall provide Buyer with access to these documents in accordance with Section
2.15 hereof;

     (c) All cash on hand, cash overdraft positions, bank deposits and cash equivalents of or associated with the Business wherever conducted as of the Closing Date; and

     (d) any assets of the Business sold or otherwise disposed of or converted into cash in the ordinary coarse of business after the March 31, 1998 Balance Sheet up to and including the Closing Date.

The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement are hereinafter sometimes referred to as the "Subject Assets", and the assets, property and business of Seller to be excluded from the sale to Buyer are hereinafter sometimes referred to as the "Excluded Assets" and are detailed at Schedule 1.1(a).

1.2 Limited Assumption of Liabilities. Upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms, those liabilities listed on Schedule 1.2, including without limitation all obligations of Seller reflected on the March 31, 1998 Balance Sheet and other obligations incurred following such Balance Sheet Date in the ordinary coarse of business, all obligations on contracts listed on
Schedule 2.11 and which contracts have been provided to Buyer, all liabilities in respect of Taxes for which Buyer is responsible, any warranty or other obligations to provide service on, or to repair or replace, any products sold by ADRA prior to the Closing Date. Buyer shall not assume or be liable for any liabilities or obligations of Seller arising at or prior to the Closing unless identified herein or on Schedule 1.2. Without limiting the foregoing, Buyer shall not assume and shall not pay any of the following liabilities or obligations:

     (a) liabilities incurred by Seller in connection with this Agreement, and the transactions provided for herein, including, without limitation, counsel and accountants' fees, salary continuation arrangements extended to ADRA employees and severance arrangements incurred by or for the account of Seller, or committed to by Seller, in each case prior to the Closing Date, and expenses pertaining to the performance by Seller of its obligations hereunder whenever incurred;

     (b) subject to Section 1.10 hereof, Taxes (as defined in Section 2.8 hereof) payable by Seller, except for Taxes related to the Subject Assets with respect to periods ending after the Closing Date. Buyer shall not be responsible for any income related Taxes incurred by Seller prior to the Close Date;

     (c) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class; and

     (d) liabilities in connection with or relating to any actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims but in each and every case exclusively arising out of the conduct of the Business before the Closing Date), except for liabilities related to the Subject Assets with respect to periods ending after the Closing Date including, without limitation, interest, penalties, attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing.

The liabilities to be assumed by the Buyer under this Agreement are hereinafter sometimes referred to as the "Liabilities" and the liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities". The assumption of said Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller, and nothing herein shall prevent Buyer or Seller from contesting in any manner any of said Liabilities.

1.3 Base Purchase Price and Payment. In reliance upon the representations and warranties of the Seller herein contained and made at the Closing and in full consideration of the terms and conditions hereof and the sale by Seller to Buyer of the Subject Assets, SofTech shall deliver (the "Base Purchase Price") to the Seller at the Closing the sum of $5,000,000 by wire transfer of immediately available funds to such account(s) as Seller shall designate and $2,000,000 in the form of a SofTech check from Fleet Bank, Boston, Massachusetts.

1.4 Additional Purchase Price: Deferred Payments. In addition to the cash paid to Seller by Buyer at the Closing, additional cash payments of $4,400,000 (not dependent in any way on the performance of the Business) shall be due on the sixtieth day immediately following the transaction Closing Date (the "Deferred Payments"). The Buyer shall execute a note for the Deferred Payments and a Common Stock Purchase Warrant at the Closing in the forms appended hereto as Exhibits A and B.

1.5 Additional Purchase Price: Contingent Payments. In addition to the cash paid to the Seller by the Buyer at the Closing and the Deferred Payments, additional payments will be due the Seller from the Buyer in cash in the event that either of two alternative software license revenue goals are achieved in the two six month periods (the "Measurement Periods") immediately following the transaction Closing Date. The goals and the percentage of license revenue to be due for each of the two Measurement Periods shall be as follows:

          ADRA License                 % of License
          Revenue Goals                  Revenue
          -------------                ------------                           -

      Less than $2,750,000                   0
Equal to or more than $2,750,000       25.3% of the Business software license
                                        revenue up to a maximum of $1,100,000;


                                       OR


          SofTech License              % of License
          Revenue Goals                  Revenue
          -------------                ------------                           -

       Less than $7,350,000                 0
 Equal to or more than $7,350,000      9.4% of consolidated SofTech software
                                        license revenues up to a maximum of
                                        $1,100,000.


Each of the two six-month Measurement Periods will be measured independent of one another and Buyer will pay Seller the higher of the two payments calculated under the two alternative methods. The Business software license revenue shall be comprised of all revenues generated from the license of all of the Business software products purchased by Buyer in this transaction (including revenue from future versions and enhancements of existing Business software but specifically excluding maintenance revenue). The SofTech software license revenue shall be comprised of all revenues generated from the license of all proprietary and third party software products marketed by SofTech including all Business products during the applicable Measurement Period.

In no event shall the Contingent Payments exceed $1,100,000 for either of the Measurement Periods or $2,200,000 for both periods. Contingent Payments earned in respect of either Measurement Period shall be paid to Seller within 30 days of the end of the applicable Measurement Period. Buyer's records with respect to revenue generated from the license of ADRA and other software products in respect of the Measurement Periods will be subject to audit by Seller or its agents during regular business hours with reasonable notice.

1.6 Allocation of Purchase Price. Both parties agree that the Base Purchase Price and Deferred Payments of $11.4 million will be allocated as follows:


          Software purchased                      $10,000,000
          Net tangible assets                         250,000
          Goodwill                                  1,050,000
          Capital stock of Adra GmbH                  100,000
                                                  -----------
               Total                              $11,400,000

The parties further agree that the Contingent Payments shall be allocated to Software purchased. The parties agree that the amounts so allocated are fair measures of the market value of the software and net tangible assets (except that the tangible assets reflect accrued liabilities of approximately $600,000 by the Buyer for transaction costs as compared with Sellers net tangible assets sold of approximately $850,000) based on assumptions regarding current market information, replacement value, projected cash flow from expected revenue and experience from marketing such assets to other interested parties, and the parties agree to file all required reports with the Internal Revenue Service consistent with the foregoing.

1.7 Transfer of Subject Assets. Unless waived by Buyer at the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all Subject Assets. Such instruments of transfer (a) shall be in the form (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (b) shall be in form and substance reasonably satisfactory to Buyer and its counsel, and (c) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances not shown or reflected on the Base Balance Sheet except anything arising from actions of Buyer and except for such liens as are identified on the Disclosure Schedule with respect to which Buyer shall take the assets subject to such liens. Notwithstanding anything to the contrary in this Agreement, title to (i) Seller's assets (tangible and intangible) located in France, (ii) the stock of Adra Systems, GmbH, and (iii) contracts which the Seller and/or Parent requires a sublicense of rights under prior to assigning same to Buyer, shall pass as promptly as reasonably an commercially practicable following the Closing.

1.8 Delivery of Records and Contracts. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's leases, contracts, commitments, agreements applicable to the ADRA business (including without limitation non-competition agreements) and rights, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Buyer in its sole discretion may waive the obtainment of any necessary consent or assignment prior to the Closing, in which case Seller's sole obligation with respect thereto will be to use reasonable efforts to cooperate with Buyer in obtaining same following the Closing. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data, in each case relating to the Business (except corporate records and other property of Seller excluded under Section 1.1 as to which only copies need to be delivered in accordance with such Section), and Seller shall take all reasonable steps to put Buyer in actual possession and operating control of the ADRA assets and Business.

1.9 Further Assurances. Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Seller shall cooperate with Buyer to permit Buyer to enjoy Seller's rating and benefits under the workman's compensation laws and unemployment compensation laws of the applicable jurisdictions, to the extent permitted by such laws.

1.10 Sales and Transfer Taxes. All sales, use, value added, and transfer taxes, fees and duties under applicable law incurred in connection with this Agreement or the transactions contemplated thereby will be shared equally by Buyer and Seller whether imposed by federal, state, local or foreign governmental authorities.

                                    Section 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and Parent, jointly and severally, hereby make to Buyer the representations and warranties contained in this Section 2, (all such representations and warranties be deemed to be supplemented or conditioned by any material contained the disclosure schedule).

2.2 Organization and Qualification of ADRA. ADRA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted. The copies of ADRA's Certificate of Incorporation and bylaws, as amended to date, certified by the Secretary of State of the State of Delaware are complete and correct, and no amendments are pending or contemplated. ADRA is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which it is not qualified except in any jurisdiction where the failure to so qualify will not have a material adverse effect on ADRA.

2.3 Subsidiaries. ADRA has no subsidiaries and does not own any securities issued by, and has not loaned any funds to, any other business organization or governmental authority other than those listed on Schedule 2.3.

2.5 Authority. Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution delivery and performance by Seller of this Agreement and each such agreement, document and instrument have been fully authorized by all necessary action of Seller and no other action on the part of Seller is required in connection therewith. The execution, delivery and performance of this Agreement by Seller does not and will not: (a) violate any provision of the Certificate of Incorporation or bylaws; (b) violate any laws of the United States, or any state or other jurisdiction applicable to Seller or require Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made; and (c) result in a material breach of, constitute a material default under, accelerate any material obligation under, or give rise to a right of termination of any material contract, agreement, or lease to which Seller is a party except as set forth on
Schedule 2.5.

2.6 Status of Tangible Property.

(a) No Real Property Owned. - Seller does not currently, nor has Seller ever in the past, owned any real property.

(b) Leased Real Property. All real property leased by Seller as tenant or lessee and used in the ADRA business is listed on Schedule 2.6(b). Copies of all the leases have been provided to Buyer and are complete, accurate, true and correct. Each of the Leases is in full force and effect on the terms set forth therein and have not been modified, amended or altered, in writing or otherwise.

(c) Personal Property. A complete list of machinery, equipment, furniture, fixtures, leasehold improvements and all other tangible personal property owned or leased by Seller and used in the ADRA business is listed on Schedule 2.6(c). Seller has good and valid, legal title to all of the personal property owned by it and used in the Business, free and clear of all claims, liens and encumbrances and all of its equipment leases are valid and no default exists under any such lease. All such personal property is being sold to Buyer on an "as is, where is" basis.

2.7 Financial Statements.

(a) Buyer has received the following financial statements related to the actual performance and the financial position of the ADRA business, copies of which are attached hereto as part of Schedule 2.7: balance sheets as of June 27, 1997 and March 28, 1998; and statements of income and cash flows for the nine months ended March 28, 1998; and statements of revenue for the twelve months ended June 27 1997 and June 29, 1996. Said financial statements are complete, true, accurate and correct, have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, and present fairly the financial condition of the Business at the dates of said statements and the results of its operations for the periods covered thereby. The balance sheet of ADRA as of March 28, 1998 is hereafter referred to as the "Base Balance Sheet".

(b) As of the date hereof, ADRA had no liabilities of any nature that would be required to be disclosed in accordance with generally accepted accounting principles, whether accrued, absolute, contingent or otherwise, asserted or unasserted except liabilities (i) stated or adequately reserved against on the Base Balance Sheet, or (ii) specifically reflected on the Schedules furnished to Buyer hereunder as of the date hereof, or (iii) incurred in the ordinary course of business since the date of the Base Balance Sheet.

2.8 Taxes.

(a) Seller has paid or caused to be paid all federal, state, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, alternative taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, capital stock taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes, whether or not measured in whole or part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes") required to be paid by it through the date hereof whether disputed or not.

(b) Seller has, in accordance with applicable law, filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Schedule 2.8(b) lists all federal, state, local and foreign income tax returns filed by Seller for the fiscal year ended June 30, 1995, 1996 and 1997 with notation as to those returns that have been audited or are currently being audited. Seller has delivered to Buyer a complete and correct copy of each of those returns listed and all examination reports and statements of deficiencies assessed against or agreed to by Seller with respect to such returns.

2.9 Accounts Receivable.

(a) Except as set forth in the Schedule 2.9(a) attached hereto, all of the accounts receivable of ADRA shown or reflected on the Base Balance Sheet or existing on the date hereof are valid and enforceable claims, fully collectible and subject to no set-off or counterclaim except to the extent of the reserve established for doubtful accounts as of the Base Balance Sheet. Schedule 2.9(a) is the detailed aging of accounts receivable as of March 28, 1998 reconciled to the balance sheet of the same date. ADRA has no accounts or loans receivable from any person, firm or corporation which is affiliated with ADRA or from any of its directors, officers, employees or shareholders except intercompany accounts which have been eliminated in the ordinary consolidation process.

(b) Schedule 2.9(b) presents a rollforward, by fiscal year, of the allowance for doubtful accounts from June 30, 1995 through March 31, 1998 by fiscal year detailing the additions to the reserve and the accounts written off against the reserve. Seller represents that since June 30, 1995 all uncollectible accounts have been written off against such reserve and no revenue reversals or direct write offs have been recorded except as reflected on Schedule 2.9(b) to be delivered post Closing.

2.10 Absence of Certain Changes. Since the date of the Base Balance Sheet there has not been:

(a) any material adverse change in the financial condition, properties, assets, liabilities, business or operations of the Business;

(b) any material contingent liability incurred by the Business as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any right of Seller;

(c) any material obligation or liability of any nature incurred by Seller, whether accrued, absolute, contingent or otherwise, asserted or unasserted, other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement;

(d) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any assets of Seller other than in the ordinary course of business;

(e) any labor trouble or claim of unfair labor practices involving Seller; any change in compensation by Seller to any officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

(f) any payment or discharge of a lien or liability of Seller which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

(g) any change in accounting methods or practices, credit practices or collection policies used by Seller;

(h) any agreement or understanding, whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (g) above; or

(i) any material change in relations with customers, suppliers, employees, consultants, distributors, or independent contractors.

2.11 Contracts. Schedule 2.11 is a complete list of all material written and oral contracts, commitments, plans, agreements and licenses to which Seller is a party relating to ADRA. Seller is not a party to any other material contract, commitment, plan, agreement or license relating to the Business that is not described on Schedule 2.11.

     Seller is not in material default under any such contracts, commitments, plans, agreements or licenses described on Schedule 2.11 and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute default. To the knowledge of Seller, no other party to any such contract, commitment, plan, agreement or license is in default thereunder.

2.12 Litigation. There is no litigation or governmental or administrative proceeding or investigation pending against Seller or threatened against Seller which is reasonably likely to have a material adverse effect on Seller's assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

2.13 Compliance with Laws. Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority which apply to the conduct of its business, and Seller has not received written notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

2.15 Corporate Records. The corporate record books of ADRA record all material corporate action taken by its stockholders and board of directors and committees thereof. The copies of the ADRA's Corporate Records delivered to Buyer are true and complete copies of the originals of such documents. Seller has provided Buyer with access to all tax and accounting records in order to perform its due diligence procedures. Seller represents that such tax and accounting records are complete.

2.16 Employee Benefit Plans. Schedule 2.16 lists and describes all employee benefit plans that have been offered to employees of the ADRA business since inception through the Closing Date. Seller has provided Buyer with complete copies of all documents embodying or governing such Plans.

2.17 Environmental Matters. ADRA has never generated, transported, used, stored, treated, disposed of or managed any Hazardous Waste. No Hazardous Material has ever been or is threatened to be spilled, released or disposed of by or on behalf of ADRA at any site presently or formerly owned, operated, leased or used by ADRA. For the purposes of this Section 2.17, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include Seller and all other entities for whose conduct Seller is or may be held responsible under any Environmental Law.

2.18 Directors, Officers, and Suppliers.

(a) Schedule 2.18(a) is a true and complete list of all current directors and officers of Seller. Neither the Seller nor, to Seller's knowledge, any other director or officer of Seller, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer, director, employee of or consultant to, any customer, competitor or supplier of ADRA or any organization that has a material contract or arrangement with or lease of real or personal property to the Business.

(b) Schedule 2.18(b) is a true and complete list of the suppliers of ADRA to whom ADRA has made a payment of $10,000 or more during or with respect to the fiscal year ended June 30, 1997 or during the nine month period ended March 31, 1998 showing with respect to each, the name, address and dollar volume involved.

2.19 Disclosure. To the knowledge of Seller, the representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by ADRA to Buyer pursuant to this transaction do not contain any untrue statement of a material fact.

2.20 Employees and Labor Matters.

(a) As of the date hereof, Seller employs 76 full-time employees and 2 part-time employees in the ADRA business and generally enjoys a good employer-employee relationship. Schedule 2.20(a) sets forth the name, position, pay rate, full-time or part-time status, date of hire, annual review date and exempt or non-exempt status of each of ADRA's employees. Seller has no knowledge that any employee of the Business does not plan to accept employment with Buyer other than as detailed on Schedule 2.20(a).

(b) Schedule 2.20(b) is a list of all employees that have terminated employment, for any reason, voluntarily or otherwise, with ADRA over the last nine (9) months with a brief description of the circumstances of such termination. Also included on said Schedule is a description of the former position held by the former employee and the pay rate of said former employee.

     Seller is not delinquent in payments to any of its employees, past or present, for any wages, salaries, commissions, bonuses or other direct compensation for any services provided or amounts required to be reimbursed, relating to the Business. There are no workers' compensation or other similar claims filed against Seller, and the Seller does not know of any injury or other event that may give rise to any such claim, relating to the Business. There are no charges of employment discrimination or unfair labor practices that have been filed against or involving Seller, relating to the Business. There are no grievances, complaints, or charges that have been filed against Seller, relating to the Business. Seller is, and has been at all times since its effective date, in compliance with the requirements of the Immigration Reform Control Act of 1986, relating to the Business. Seller's payroll systems and classification of employees is and for 18 months prior to the Closing has been consistent with and in compliance with the requirements of the Fair Labor Standards Act, as amended, and any and all applicable state minimum wage and overtime laws, relating to the Business.

2.21 Customers and Distributors.

(a) As of the date hereof, Schedule 2.21(a) sets forth any representative, distributor or direct customer who accounted for more than $100,000 of revenue to the Business in any of the fiscal years ended June 30, 1996 and 1997 or for the nine month period ended March 28, 1998. The Schedule shall include customer name and dollar amount purchased. Schedule shall also quantify the sales in units to distributors during each of fiscal years 1996, 1997 and for the nine months ended March 28, 1998.

(b) Schedule 2.21(b) is a complete list of all license sales of ADRA products by customer from inception through April 30, 1998 and is hereinafter defined as the Installed Base. Such Schedule identifies those customers currently on maintenance and those customers that continue to use the products purchased but are no longer on maintenance. This listing of Installed Base includes customer name, location, contact person, phone number, fax number and other pertinent information available from the books and records of ADRA. Seller represents that to its knowledge such listing is complete and accurate in all material respects.

2.22 Proprietary Rights.

(a) "Proprietary Rights" means all of the following owned by, issued to or licensed to Seller and used exclusively in the Business, and any and all corresponding rights that, now or hereafter, may be secured throughout the world: patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions, or reexaminations thereof; trade marks, service marks, trade dress, logos, trade names, corporate names, together with all goodwill associated therewith; copyrights and copyrightable works; and registrations, applications and renewals for any of the foregoing; trade secrets and confidential information (including, without limitation, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and accounting data, business and marketing plans, and customer and supplier lists and related information); computer software (including, without limitation, data, data bases and documentation); other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium), in each case including, without limitation, the items set forth in Schedule 2.22 attached hereto.

(b) Schedule 2.22 sets forth a complete list of all: (i) patented or registered Proprietary Rights and pending patent applications or other applications for registrations of Proprietary Rights owned or filed by or on behalf of ADRA; (ii) all material trade names and material unregistered trademarks and service marks owned by ADRA and used exclusively in the Business; (iii) all material software owned by ADRA and licensed to third parties exclusively through the Business ("Material Software"); and (iv) all licenses or similar agreements under which ADRA is the licensee of any Proprietary Rights.

(c) Except as set forth in Schedule 2.22: (i) to its knowledge, ADRA owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, the Proprietary Rights reasonably necessary for the operation of the Business as currently conducted, free and clear of all liens, licenses, security interests, encumbrances and other restrictions, (ii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Proprietary Rights has been made, is currently outstanding or, to its knowledge, is threatened, (iii) to its knowledge, the conduct of the Business has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third parties, and ADRA has not received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to the Proprietary Rights (including any demands by third parties that ADRA take a license of any intellectual property for use in the Business); and (iv) to its knowledge, no independent contractor developed or assisted in the development of any other Material Software, except in accordance with a written agreement assigning to ADRA or Parent such independent contractor's right, title and interest in such Material Software.

(d) ADRA has taken all steps required to maintain and protect the Proprietary Rights. Such steps have included, but are not limited to: (i) the affixation of all copyright notices required by U.S. law to all copies of Material Software and the documentation related thereto; (ii) distribution of source code of Material Software (A) to employees, consultants, contractors and potential investors, only subject to appropriate confidentiality agreements or (B) to customers of the Business, only subject to license agreements; and (iii) disclosure of material confidential information of the Business (including but not limited to source code and systems documentation for Material Software) only to persons who require access to such information for the Business, and only subject to written confidentiality agreements.

2.23 Warranty. Except as expressly provided herein, Seller and/or Parent make no warranty of any kind whatsoever, including, without limitation, any representation as to physical condition, suitability for a particular use, value of assets or future earnings or performance of the ADRA Business. All implied warranties of merchantability and fitness for a particular purpose are expressly excluded.

                                    Section 3

                    REPRESENTATIONS AND WARRANTIES OF SOFTECH

3.1 Making of Representations and Warranties. As a material inducement to Sellers to enter into and to consummate the transactions contemplated by this Agreement, Buyer hereby represents and warrants the following:

(a) SofTech is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by them.

(b) SofTech has the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by SofTech of this Agreement has been duly authorized by all necessary corporate action of SofTech, and no other action on the part of SofTech or its Board of Directors or shareholders is required in connection therewith.

3.2 Disclosure. To the knowledge of Buyer, the representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Buyer to Seller pursuant to this transaction do not contain any untrue statement of a material fact.

3.3 SEC Documents. Buyer has furnished or made available to Seller a true and complete copy of its definitive proxy statement in connection with the annual meeting of its Stockholders, its annual report and Form 10-K for the fiscal year ended May 31, 1997, its current reports on Form 8-K and any other document dated prior to the date of this Agreement which Buyer filed under the Securities and Exchange Act of 1934 after the filing of such Form 10-K (collectively, the "SEC Documents"), which are all of the documents (other than preliminary material) that Buyer was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and, to the knowledge of Buyer, none of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer included in the SEC Documents complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal recurring adjustments, none of which will be material) the consolidated financial position of Buyer as of their respective dates and the consolidated results of operations and consolidated cash flows of Buyer for the periods presented therein.

3.4 Litigation. Except as disclosed in the SEC Documents, there is no litigation or governmental or administrative proceeding or investigation pending against Buyer which is reasonably likely to have a material adverse effect on Buyer's assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement or performance by Buyer of its obligations under this Agreement.

3.5 Compliance with Laws. Buyer is in compliance in all material respects with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or governmental authority which apply to the conduct of its business, and Buyer has not received any notice of a violation or alleged violation of any statute, ordinance, order, rule or regulation.

                                    Section 4

                                 INDEMNIFICATION

4.1 Indemnification by the Sellers. Each Seller, jointly and severally, agrees to indemnify and hold Buyer and their respective subsidiaries, officers, directors, partners or employees harmless from and against any damages, diminution in value, liabilities, losses, claims, taxes or expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any other breach of any representation, warranty or covenant under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty, covenant or agreement, in each case to the extent a claim for indemnity with respect thereto is asserted within the time period specified in Section 4.6.

4.2 Indemnification by SofTech. SofTech agrees to indemnify and hold Seller harmless from and against any damages, liabilities, losses, taxes or expenditures of any kind or nature whatsoever which may be sustained or suffered by any of them arising out of or based upon any breach of any representation, warranty, covenant or agreement under this Agreement or in any agreement, certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representation, warranty, covenant or agreement, in each case to the extent a claim for indemnity with respect thereto is asserted within the time period specified in Section 4.6.

4.3 Notice and Defense of Claims. In the event of a claim arising under the indemnification provisions detailed above, the party making the claim shall do so in writing to the person or persons responsible for the indemnification. The party receiving such claim has 30 days to review the written notification and either agree the claim is valid or dispute such claim in writing to the other party, or contend that liability might be properly asserted but that a claim for a certain dollar amount has not matured as of such date; provided, that a claim in respect of any action at law or suit in equity by or against a third person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided further that failure to give such notice shall not relieve the indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In calculating any loss or expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any tax benefit to the indemnified party (or any of its affiliates) with respect to such loss or expense (after giving effect to the tax effect of receipt of the indemnification payments). In the case of loss or expense asserted against, resulting to, imposed upon, or suffered by any indemnified party by reason of any claim by any third party (a "Third Party Claim"), the indemnified party shall provide a claim as previously provided. Upon receipt of a claim in respect of a Third Party Claim, the indemnitor may, in its sole discretion, undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party (it being understood, in the event that the indemnitor undertakes such defense, the defense, compromise, or settlement of such claim shall be for the account of, and at the risk of, the indemnitor); provided, however, that the indemnified party shall have the right at its own expense to participate in the defense thereof and to employ counsel at its own expense to assist in such defense. If the indemnified party has not, within fifteen (15) days after a claim with respect to any Third Party Claim is made, received written notice from the indemnitor stating that the indemnitor elects to assume the defense of such Third Party Claim, the indemnified party shall have the right, with counsel reasonably acceptable to the indemnitor, to undertake and control the defense, compromise or settlement of such Third Party Claim. The indemnitor shall not, without the prior written consent of each indemnified party against whom a Third Party Claim is asserted, settle or compromise any claim or consent to the entry of any judgment relating to or cease to defend any such Third Party Claim, unless such settlement, compromise, or judgment includes as an unconditional term thereof the giving by the claimant or by the plaintiff to each indemnified party against whom a Third Party Claim is asserted, a release from all liabilities in respect of such Third Party Claim and does not result in the imposition on the indemnified party of any remedy other than monetary damages for which the indemnified party is fully indemnified. The indemnitor shall, at its expense, provide each indemnified party against whom a Third Party Claim is asserted with reasonable access to all records and documents of the indemnitor relating to any Third Party Claim. The indemnified party shall, at the expense of the indemnitor, provide the indemnitor with reasonable access to all records and documents of the indemnified party relating to any Third Party Claim. In the event of agreement with the validity of such claim, payment shall be made within 45 days of receipt of notification. If the dispute cannot be settled by negotiation between the parties within 90 days of receipt of notification, upon election of either party, the dispute shall be referred to the American Arbitration Association to be settled in Boston, MA on an expedited basis in accordance with the commercial arbitration rules of said organization. Fees and expenses of such arbitration shall be shared equally.

4.4 Exclusive Remedy. The parties agree that the remedies provided in Section 4 shall be the exclusive remedies with respect to any alleged breach of any representation or warranty or covenant made in this Agreement. The only legal action which may be asserted by any party with respect to any matter shall be a contract action to enforce, or to recover damages for the breach of, this
Section 4. Without limiting the generality of the preceding sentence, no legal action sounding in tort or strict liability may be maintained by any party.

4.5 Tax Effect of Indemnification Payments. In determining the amount of claims against an indemnifying party pursuant to this Section 4, there shall be added (in the case of a tax detriment) or deducted (in the case of a tax benefit) to or from the amounts to be paid by the indemnifying party an amount equal to the net present value of any tax benefit or tax detriment (federal, state, local or foreign) realized or expected by the independent public accountants of Seller to be realized by the indemnified party by reason of such claim and the receipt of any indemnity payment pursuant to this Section 4.

For purposes of this Section 4.5, "present value" shall be calculated using the applicable annual Federal mid-term rate, as that term is defined in the Code, as in effect for the month in which the payment is to be made; "tax benefit" and "tax detriment" shall be calculated using the actual effective tax rate with respect to the taxable period or periods for which the tax benefit or the tax detriment, as the case may be, is realized or incurred, or expected by the independent public accountants of Seller to be realized or incurred, as the case may be.

4.6 Limitation on Indemnification by Sellers. The right of the Buyer to indemnification from the Seller shall be subject to the following provisions:

(a) The Seller shall be provided with a $500,000 deductible for all claims for indemnification under Section 4.1 by the Buyer. No payments of such claims shall be made by the Seller to the Buyer until such time as such claims exceed $500,000 and only to the extent that such claims exceed that amount; and

(b) No indemnification shall be payable to the Buyer from the Seller pursuant to
Section 4.1 for claims in excess of $1.0 million in the aggregate exclusive of claims relating to the Excluded Liabilities as to which there shall be no such limitation and which shall not be counted toward such limitation.

4.7 Survival. The representations and warranties of each party contained in this Agreement shall survive the Closing Date until December 31, 1998. Any claim for indemnity shall be asserted on or before such date except that any claim relating to Taxes may be asserted until the 60th day after the running of the applicable statute of limitations with respect to the taxable period to which the particular claim relates. Notwithstanding anything to the contrary contained in this Agreement, no time or other limitation applies to losses relating to Excluded Liabilities.

                                    Section 5

                            POST CLOSING OBLIGATIONS

5.1 Required Audits of ADRA. Seller agrees to cooperate reasonably following the transaction to complete the required audits of prior fiscal years as required for Buyer's Form 8-K filing. Such audited financial statements must be filed with the Securities and Exchange Commission on or before the 75th day following the Closing date of the transaction.

5.2 Nonsolicitation. Each of the Buyer and Seller agree that, for a period of one year from the Closing Date, without the prior written consent of the other party, which consent shall not be unreasonably withheld, they shall not, directly or indirectly, solicit for employment, hire as an employee, consultant or contractor, or otherwise engage any employee who was employed by the other party as of the transaction date or for a period of six months immediately preceding transaction date. For the purpose of this section 5.2 only, all employees of the Business that are offered employment by the Buyer shall be deemed employees of Buyer at the transaction date regardless of their ultimate acceptance of such offer of employment with Buyer.

5.3 Account Reconciliation. Seller agrees to close the April 30, 1998 ADRA books and records in the normal course and to provide Buyer with such final records by May 15, 1998.

5.4 Assignment of Registered Trademarks. Seller agrees to enter into an assignment agreement with Buyer subsequent to the Closing to assign all of the registered trademarks listed of the Business as listed on Schedule 2.22 to Buyer. Such assignment agreement shall be in a form suitable for filing with the Patent and Trademark Office.

                                    Section 6

                                OTHER INFORMATION

6.1 Governing Law. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts.

6.2 Notices. Any notice or communication required hereunder shall be in writing and shall be deemed to have been given if sent by facsimile transmission (with confirming copy by mail) upon receipt. All notices will be sent to the addresses set forth below:

To SofTech :
                              SofTech, Inc.
                              3260 Eagle Park Drive, N.E.
                              Grand Rapids, MI 49505
                              Attention: Mark Sweetland

To the Sellers:
                              MatrixOne, Inc.
                              Two Executive Drive
                              Chelmsford, MA 01824
                              Attention: Mark O'Connell

To Seller's Legal Counsel:    Testa, Hurwitz & Thibeault, LLP
                              125 High Street
                              Boston, MA 02110
                              Attention: Gordon H. Hayes


6.3 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. All inducements to the making of this Agreement relied upon by either party have been expressed herein.

6.4 Assignability. This Agreement may not be assigned by the Buyer or the Seller without the prior written consent of the other party. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. No right hereunder shall be created in any person or entity not a party to this Agreement, it being the express intention of the parties hereto that no third party beneficiary rights shall be created or implied by virtue of this Agreement.

ASSET PURCHASE AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF the parties hereto have executed or caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.


                                             SOFTECH, INC.


                                             By:  /S/ Joseph P. Mullaney
                                                  ------------------------------
                                                  Joseph P. Mullaney
                                                  Chief Financial Officer


                                             ADRA SYSTEMS, INC.


                                             By:  /S/ William L. Fiedler
                                                  ------------------------------
                                                  William L. Fiedler
                                                  Chief Financial Officer


                                             MATRIXONE, INC.


                                             By:  /S/ William L. Fiedler
                                                  ------------------------------
                                                  William L. Fiedler
                                                  Chief Financial Officer